EXHIBIT 99.2

Certification of Vice President, Finance and Operations Pursuant to

18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, M. Brinkley Morse, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Quest Software, Inc. on Form 10-K for the year ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Quest Software, Inc.

By:	/s/ M. BRINKLEY MORSE
Name: M. Brinkley Morse Title: Vice President, Finance and Operations

A signed original of this written statement required by Section 906 has been provided to Quest Software, Inc. and will be retained by Quest Software, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.